As filed with the Securities and Exchange Commission on May 14, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	73-1015226
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3503 NW 63rd Street, Suite 500

Oklahoma City, Oklahoma 73116

(405) 235-4546

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael J. Foster, Esq.

Executive Vice President and General Counsel

LSB Industries, Inc.

3503 NW 63rd Street, Suite 500

Oklahoma City, Oklahoma 73116

(405) 235-4546

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies of communications to:

Greg R. Samuel

Rosebud Nau

Haynes and Boone, LLP

2801 N. Harwood Street, Suite 2300

Dallas, Texas 75201

(214) 651-5000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 14, 2026

Prospectus

LSB INDUSTRIES, INC.

10,374,334 Shares of Common Stock

This prospectus relates to the resale by the selling stockholder named in this prospectus from time to time of up to 10,374,334 shares of our common stock.

Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholder will offer or sell any of such shares of common stock. The selling stockholder named in this prospectus may resell the shares of common stock covered by the prospectus through public or private transactions at prevailing market prices, at prices related to the prevailing market prices or at privately negotiated prices. For additional information on the possible methods of sale that may be used by the selling stockholder, you should refer to the section of this prospectus titled “Plan of Distribution.”

We are not issuing any securities pursuant to this prospectus. The selling stockholder will receive all of the proceeds from any sales of the shares offered hereby. We will not receive any of the proceeds from the sale of common stock by the selling stockholder. We will pay the expenses related to the registration of the shares of common stock pursuant to the registration statement of which this prospectus forms a part.

The selling stockholder will bear all commissions and discounts, if any, attributable to its sales of our common stock.

Our common stock is listed on the New York Stock Exchange under the symbol “LXU.” On May 12, 2026, the last sale price of our common stock as reported on the New York Stock Exchange was $15.44 per share.

You should carefully read this prospectus, any prospectus supplement relating to any specific offering of securities, and all information incorporated by reference herein and therein before making an investment decision.

Investing in our common stock involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 3 and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the selling stockholder named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. Each time the selling stockholder named in this prospectus (or in any supplement to this prospectus) sells shares of our common stock under the registration statement of which this prospectus is a part, such selling stockholder must provide a copy of this prospectus and any applicable prospectus supplement to a potential purchaser, as required by law. In certain circumstances, a prospectus supplement may add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the selling stockholder has not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 3 of this prospectus and in the documents incorporated by reference in this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

References in this prospectus to the terms “LSB,” the “Company,” “we,” “our” and “us” or other similar terms mean LSB Industries, Inc. and our consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

References to “common stock” refer to the common stock, par value $0.10 per share, of the Company.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents that we incorporate by reference in this prospectus contain statements that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements, including statements about industry trends and other matters that do not relate strictly to historical facts, are based on management’s expectations and assumptions, and are often identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “estimate,” “seek,” “may,” “trend,” “target,” and “goal” or similar statements or variations of such terms. Forward-looking statements may include, among other things, statements regarding:

•	our ability to invest in projects that will generate the best returns for our stockholders;

•	our future liquidity outlook;

•	the outlook of our chemical products and related markets;

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our ability to successfully leverage our existing business platform and portfolio of assets to produce low carbon products and execute our strategy to become a leader in the energy transition in the chemical industry;

•	the amount, timing and effect on the nitrogen market from current nitrogen expansion projects;

•	the effect from the lack of non-seasonal volume;

•	our belief that competition is based upon service, price, location of production and distribution sites, and product quality and performance;

•	the outlook for the industrial end markets;

•	the availability of raw materials;

•	our ability to broaden the distribution of our products, including our ability to leverage our nitric acid production capacity at our El Dorado facility;

•	our ongoing initiatives to increase the distribution of our products within our industrial end markets;

•	the execution and success of our advanced low carbon ammonia initiatives;

•	our expectations regarding future ammonia pricing;

•	the result of our product and market diversification strategy;

•	changes in domestic fertilizer production;

•	the increasing output and capacity of our existing production facilities;

•	production volumes at our production facilities;

•	our ability to moderate risks inherent in agricultural markets;

•	the sources to fund our cash needs and how this cash will be used;

•	our ability to enter into additional borrowings;

•	the anticipated cost and timing of our capital projects;

•	certain costs covered under warranty provisions;

•	our ability to pass to our customers cost increases in the form of higher prices;

•	our belief as to whether we have sufficient sources for materials and components;

•

our belief regarding our estimates and contingencies with respect to claims and legal actions in the ordinary course of our business and their effect on our business, financial condition, results of operations or cash flows;

•	annual natural gas requirements;

•	the development of the market and demand for low carbon ammonia;

•	compliance by our facilities with the terms of our permits;

•	the costs of compliance with environmental laws, health laws, security regulations and transportation regulations;

•	our belief as to when “turnarounds” or planned shutdown of a facility or production unit to perform significant maintenance, inspections, and repairs will be performed and completed;

•	expenses in connection with environmental projects;

•	the effect of litigation and other contingencies;

•	the increase in interest expense;

•	our ability to comply with debt servicing and covenants;

•	our ability to meet debt maturities or redemption obligations when due;

•	the impact of our repurchase program on our stock price and cash reserves; and

•	our belief as to whether we can meet all required covenant tests for the next twelve months.

While we believe the expectations reflected in such forward-looking statements are reasonable, we can give no assurance such expectations will prove to have been correct. There are a variety of factors which could cause future outcomes to differ materially from those described or incorporated by reference in this prospectus or any accompanying prospectus including, but not limited to, the following:

•	changes in general economic conditions, both domestic and foreign;

•	material reductions in revenues;

•	material changes in interest rates;

•	our ability to collect in a timely manner a material amount of receivables;

•	increased competitive pressures;

•	adverse effects of increases in prices of raw materials;

•	changes in federal, state and local laws and regulations, or in the interpretation of such laws and regulations;

•	changes in laws, regulations or other issues related to climate change;

•	releases of pollutants into the environment exceeding our permitted limits;

•	material increases in equipment, maintenance, operating or labor costs not presently anticipated by us;

•	the requirement to use internally generated funds for purposes not presently anticipated;

•	the inability to secure additional financing for planned capital expenditures or financing obligations due in the near future;

•	our substantial existing indebtedness;

•	material changes in the cost of natural gas and certain precious metals;

•	limitations due to financial covenants;

•	changes in competition;

•	the loss of any significant customer;

•	increases in cost to maintain internal control over financial reporting;

•	changes in operating strategy or development plans;

•	an inability to fund the working capital and expansion of our businesses;

•	changes in the production efficiency of our facilities;

•	adverse results in our contingencies, including pending litigation;

•	unplanned downtime at one or more of our chemical facilities;

•	changes in production rates at any of our chemical plants;

•	an inability to obtain necessary raw materials and purchased components;

•	material increases in cost of raw materials;

•	material changes in our accounting estimates;

•	significant problems within our production equipment;

•	fire or natural disasters;

•	an inability to obtain or retain our insurance coverage;

•	difficulty obtaining necessary permits;

•	difficulty obtaining third-party financing;

•	risks associated with proxy contests initiated by dissident stockholders;

•	changes in fertilizer production;

•	reduction in acres planted for crops requiring fertilizer;

•	decreases in duties for products we sell resulting in an increase in imported products into the United States;

•	adverse effects from regulatory policies, including tariffs;

•	geopolitical concerns;

•	volatility of natural gas prices;

•	price increases resulting from increased inflation;

•	weather conditions, including the effects of climate change;

•	increases in imported agricultural products;

•	global supply chain disruptions; and

•	other factors described in the “Risk Factors” section of this prospectus and in the annual, quarterly and other reports we file from time to time with the SEC.

We caution you that the foregoing list may not contain all of the risk factors that may impact the forward-looking statements made in this prospectus and the documents incorporated herein.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” in this prospectus and in the documents incorporated by reference in this prospectus. Moreover, we operate in a very competitive and rapidly

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changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events, and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements made, or incorporated by reference, in this prospectus relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements made, or incorporated by reference, in this prospectus to reflect events or circumstances after the date of this prospectus or the documents incorporated by reference herein or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read this prospectus, the information incorporated by reference herein and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and notes thereto that are incorporated by reference in this prospectus. Some of the statements in this prospectus and the documents incorporated by reference herein constitute forward-looking statements that involve risks and uncertainties. See information set forth under the section “Cautionary Statement Regarding Forward-Looking Statements.” In this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” the “Company” and “LSB” refer to LSB Industries, Inc. and its consolidated subsidiaries.

Overview

We are a Delaware corporation, formed in 1968, and headquartered in Oklahoma City, Oklahoma. We manufacture and market chemical products for the agricultural and industrial markets. We manufacture ammonia and ammonia-related products in El Dorado, Arkansas, Cherokee, Alabama, and Pryor, Oklahoma, and operate a facility on behalf of Covestro LLC in Baytown, Texas. Our products are sold through distributors and directly to end customers, such as farmers, ranchers, and fertilizer dealers, throughout the United States and parts of Canada, and to explosives manufacturers in the United States and other parts of North America.

Corporate Information

LSB Industries, Inc. was formed in 1968 as an Oklahoma corporation and became a Delaware corporation in 1977. Our principal executive offices are located at 3503 NW 63rd Street, Suite 500, Oklahoma City, Oklahoma 73116 and our telephone number is (405) 235-4546. Our internet website address is www.lsbindustries.com. The information on, or that can be accessed through, our website is not part of this prospectus or any accompanying prospectus, and you should not rely on any such information in making the decision whether to purchase our common stock.

THE OFFERING

Common Stock to be Offered by the Selling Stockholder	Up to 10,374,334 shares of our common stock.

Use of Proceeds	All shares of our common stock offered by this prospectus are being registered for the account of the selling stockholder, and we will not receive any proceeds from the sale of these shares. See “Use of Proceeds” beginning on page 4 of this prospectus for additional information.

Plan of Distribution	The selling stockholder named in this prospectus may resell the shares of common stock covered by this prospectus through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. See “Plan of Distribution” beginning on page 8 of this prospectus for additional information on the methods of sale that may be used by the selling stockholder.

New York Stock Exchange trading symbol	“LXU”

Risk Factors	Investing in our common stock involves significant risks. See “Risk Factors” beginning on page 3 of this prospectus and the documents incorporated by reference in this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any updates in our Quarterly Reports on Form 10-Q or in other documents that are filed with the SEC after the date hereof, which are incorporated herein by reference as described in this prospectus under the headings “Incorporation of Documents by Reference” and “Where You Can Find More Information”. The risks and uncertainties we have described in such documents are not the only risks that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above titled “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We will not receive any proceeds from the sale or other disposition of the shares of our common stock by the selling stockholder.

SELLING STOCKHOLDER

Unless the context otherwise requires, as used in this prospectus, “selling stockholder” includes the selling stockholder listed below and donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling stockholder as a gift, pledge or other non-sale related transfer.

We have prepared this prospectus to allow the selling stockholder to sell or otherwise dispose of, from time to time, up to 10,374,334 shares of our common stock. We are registering shares of common stock in order to permit the selling stockholder to offer the shares for resale from time to time. The selling stockholder may also sell, transfer or otherwise dispose of all or a portion of its shares in transactions exempt from the registration requirements of the Securities Act, or pursuant to another effective registration statement covering those shares.

Relationships with the Selling Stockholder

Private Placement and Registration Rights

In December 2015, the Company entered into a securities purchase agreement with LSB Funding LLC, a Delaware limited liability company (“LSB Funding”), and Security Benefit Corporation, a Kansas corporation (“Security Benefit”), pursuant to which the Company sold to LSB Funding, in a private placement exempt from registration under the Securities Act (the “Private Placement”): (i) 210,000 shares of Series E Cumulative Redeemable Class C Preferred Stock (the “Series E Preferred”), (ii) warrants to purchase 4,103,746 shares of common stock of the Company (the “Warrants”) and (iii) one share of Series F Redeemable Class C Preferred Stock (the “Series F Preferred”).

In May 2016, LSB Funding exercised the Warrants in full for 4,103,746 shares of common stock.

In September 2016, the Company redeemed 70,232 shares of Series E Preferred for cash resulting in 139,768 shares of Series E Preferred remaining outstanding and held by LSB Funding as of such date.

In October 2018, in connection with the closing of that certain Securities Exchange Agreement, dated as of October 18, 2018, by and between the Company and LSB Funding, LSB Funding exchanged all of its outstanding (i) Series E Preferred for Series E-1 Cumulative Redeemable Class C Preferred Stock (the “Series E-1 Preferred”) and (ii) Series F Preferred for Series F-1 Redeemable Class C Preferred Stock (the “Series F-1 Preferred”), in each case on a one-for-one basis.

In September 2021, in connection with the closing of that certain Securities Exchange Agreement, dated as of July 19, 2021 (the “2021 Securities Exchange Agreement”), by and between the Company and LSB Funding, LSB Funding exchanged all of its outstanding Series E-1 Preferred and Series F-1 Preferred for 49,066,005 shares of the Company’s common stock.

In connection with the Private Placement, the Company entered into a registration rights agreement with LSB Funding (as amended, the “Registration Rights Agreement”) relating to the registered resale of certain Registrable Securities (as defined in the Registration Rights Agreement) held by LSB Funding. Pursuant to the Registration Rights Agreement, the Company is required to use commercially reasonable efforts to cause a registration statement to become effective to permit the public resale of the Registrable Securities until the earlier of (i) September 30, 2031, and (ii) the date that all Registrable Securities covered by such registration statement have ceased to be Registrable Securities. LSB Funding received “piggyback” registration rights in certain circumstances and rights to request an underwritten offering, as described in the Registration Rights Agreement.

We are filing the registration statement of which this prospectus forms a part in satisfaction of our contractual obligations pursuant to the Registration Rights Agreement.

In August 2022, LSB Funding effected a distribution in kind, pursuant to which SBT Investors LLC (“SBT Investors”) received 24,803,398 shares of common stock of the Company. Effective November 14, 2023, certain entities made pro rata distributions, without consideration, resulting in a total of 1,554,991 shares of common stock being received by SBT Investors. On that same date, SBT Investors and its member manager made pro rata distributions, without consideration, resulting in a total of 15,263,493 shares of common stock being held by TLB-LSB and 43,434 shares of common stock being held by a limited liability company over which Todd L. Boehly may be deemed to have investment control. In connection with the distributions, the Company entered into rights letter agreements (collectively, the “Rights Letter Agreements”) with LSB Funding, SBT Investors and TLB-LSB pursuant to which, among other things, the rights under the Registration Rights Agreement were transferred from LSB Funding to SBT Investors, and then transferred from LSB Funding and SBT Investors to TLB-LSB.

The foregoing description of the Registration Rights Agreement, the 2021 Securities Exchange Agreement and the Rights Letter Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of such documents, copies of which are filed as Exhibits 10.1, 10.6, 10.9 and 10.10 to the registration statement of which this prospectus forms a part and are incorporated herein by reference.

Board Representation and Standstill Agreement

In connection with the Private Placement, in December 2015, the Company entered into the Board Representation and Standstill Agreement (the “Board Representation and Standstill Agreement”), by and among the Company, LSB Funding, Security Benefit, Todd L. Boehly, Jack E. Golsen (“J. Golsen”), Steven J. Golsen (“S. Golsen”), Barry H. Golsen (“B. Golsen”), Linda Golsen Rappaport (“L. Rappaport”), Golsen Family LLC, an Oklahoma limited liability company (“Family LLC”), SBL LLC, an Oklahoma limited liability company (“SBL LLC”), and Golsen Petroleum Corp., an Oklahoma corporation (“GPC,” and together with Messrs. J. Golsen, S. Golsen and B. Golsen, Ms. L. Rappaport, Family LLC, SBL LLC, each a “Golsen Holder” and, collectively, the “Golsen Holders”).

On October 26, 2017, October 18, 2018, and September 27, 2021, the parties to the Board Representation and Standstill Agreement entered into amendments thereto, and on August 10, 2022, SBT Investors and each of the parties to the Board Representation and Standstill Agreement entered into a letter agreement that, among other things, transferred certain rights of LSB Funding to SBT Investors and further amended the Board Representation and Standstill Agreement (collectively, the “Amendments”).

On November 14, 2023, the Company entered into a Joinder Agreement (the “Joinder Agreement”) to the Board Representation and Standstill Agreement with TLB-LSB that transferred certain rights of SBT Investors to TLB-LSB. The Board Representation and Standstill Agreement, the Amendments and the Joinder Agreement are collectively referred to as the “Amended Board Representation and Standstill Agreement”.

Pursuant to the Amended Board Representation and Standstill Agreement and based upon the equity holdings of TLB-LSB and the size of the Company’s Board of Directors (the “Board of Directors”), TLB-LSB is entitled to designate up to two nominees to the Board of Directors, at least one of which is required to satisfy New York Stock Exchange standards of independence. Jonathan S. Bobb and Kanna Kitamura are the current TLB-LSB designees.

Under the Amended Board Representation and Standstill Agreement and based upon the Golsen Holders’ equity holdings, the Golsen Holders, collectively, have the right to designate one director. Mr. Barry H. Golsen is the current Golsen designee.

The foregoing description of the Board Representation and Standstill Agreement, the Amendments and the Joinder Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such documents, copies of which are filed as Exhibits 10.2, 10.3, 10.4, 10.5, 10.7 and 10.8 to the registration statement of which this prospectus forms a part and are incorporated herein by reference.

Information About the Selling Stockholder

The table below lists the selling stockholder and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of the shares of common stock held by the selling stockholder. The second column (titled “Number of Shares of Common Stock Owned Prior to Offering”) lists the number of shares of common stock beneficially owned by the selling stockholder, based on its ownership of shares of common stock as of May 12, 2026. The third column (titled “Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus”) lists the number of shares of common stock being offered by this prospectus by the selling stockholder. The fourth and fifth columns (titled “Number of Shares of Common Stock Owned After Offering” and “Percentage of Common Stock Owned After Offering”) assume the sale of all of the shares offered by the selling stockholder pursuant to this prospectus.

The registration for resale of the shares of common stock does not necessarily mean that the selling stockholder will sell all or any of these shares. See “Plan of Distribution.” In addition, the selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of common stock in transactions exempt from the registration requirements of the Securities Act, after the date on which they provided the information set forth in the table below. Any changed or new information given to us by the selling stockholder will be set forth in supplements to this prospectus or amendments to the registration statement of which this prospectus is a part, if and when necessary.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering(1)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After Offering	Percentage of Common Stock Owned After Offering
TLB-LSB, LLC(2)	10,374,334	10,374,334	0	0%

(1)

This table and the information in the notes below are based upon information supplied by the selling stockholder and upon 71,938,845 shares of common stock issued and outstanding as of May 12, 2026. Except as expressly noted in the footnotes below, beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.

(2)

Represents 10,374,334 shares directly held by TLB-LSB. Todd L. Boehly is the sole member of TLB-LSB and in such capacity may be deemed to have sole voting and dispositive power over the shares held by TLB-LSB. The address of the principal executive offices of TLB-LSB is 701 Brickell Avenue, Suite 860, Miami, Florida 33131.

PLAN OF DISTRIBUTION

The selling stockholder may sell the securities offered hereby in one or more of the following ways (or in any combination thereof) from time to time:

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to or through underwriters, agents, brokers or dealers, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholder and/or the purchasers of the securities for whom they may act as agent;

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in one or more block transactions, including transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;

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through the pledge of the securities for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of shares of our common stock or other of our securities and, in the case of any collateral call, default or foreclosure on such loan or obligation, pledges or sales of shares of our common stock or other of our securities by such pledgees or secured parties;

•	through short sales or transactions to cover short sales relating to the securities;

•	in one or more exchange or over the counter market transactions;

•

through the distribution by the selling stockholder or any of its respective successors in interest to their members, general or limited partners or stockholders (or their respective members, general or limited partners or stockholders);

•	in privately negotiated transactions;

•	through the writing of options, whether the options are listed on an options exchange or otherwise;

•

through delivery of shares upon conversion, exchange, exercise or other settlement of other securities or debt instruments (whether such other securities or debt instruments are issued by the selling stockholder or any other party);

•	through distributions to creditors and equity holders of the selling stockholder;

•	directly to purchasers, including through a specific bidding, auction or other process (including, without limitation, in privately negotiated transactions);

•	in off market transactions at prevailing market prices;

•	through a combination of such methods; or

•	through any other method permitted by applicable law.

The selling stockholder may also sell all or a portion of its securities pursuant to Rule 144 or another exemption from registration under the Securities Act, if available, in transactions not covered by this prospectus.

The selling stockholder may enter into sale, forward sale, derivative or other similar transactions with third parties. In connection with any sale, forward sale, derivative or other similar transactions with third parties, the third parties (or underwriters on their behalf) may sell shares of our common stock or other of our securities, including in short sale transactions and by issuing securities that are not covered by this prospectus but are exchangeable, convertible, exercisable or may represent beneficial interests in or otherwise be settled for our common stock. The third parties also may use shares or other securities received under those sale, forward sale or derivative arrangements or shares or other securities pledged by a selling stockholder or borrowed from a selling stockholder or others to settle such third-party sales or to close out any related open borrowings of our common stock or other securities. The third parties or underwriters selling shares of our common stock or other securities on their behalf may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions may be an underwriter and, if required, will be identified in a prospectus supplement.

In addition, the selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions, which may require the delivery of securities to the broker-dealer or other financial institution. The broker-dealer may then resell or otherwise transfer such securities pursuant to this prospectus. The selling stockholder also may loan or pledge securities, and the borrower or pledgee may sell or otherwise transfer the securities so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those securities to investors in our securities or another selling stockholder’s securities or in connection with the offering of other securities not covered by this prospectus.

To the extent necessary, a prospectus supplement will describe any additional terms of an offering of the shares of our common stock, including, to the extent applicable, the following:

•	the name or names of any underwriters, dealers or agents and the amount of shares of our common stock underwritten or purchased by each of them;

•	any offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•

the public offering price of the shares of our common stock, the proceeds to the selling stockholder, and any discounts, commissions or concessions allowed or reallowed or paid to underwriters, dealers or agents, and other items constituting underwriters’, dealers’ or agents’ compensation;

•	any delayed delivery arrangements; and

•	information about the selling stockholder, including the relationship between the selling stockholder and us.

The selling stockholder may, or may authorize underwriters, dealers or other persons acting as our agents, to solicit offers by certain institutions to purchase securities from the selling stockholder pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. If necessary, any such contracts will be described in, and be subject to the conditions set forth in, a supplement to this prospectus.

Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholder. Broker-dealers or agents may also receive compensation from the purchasers of securities for whom they act as agents or to whom they sell as principals, or both. Compensation to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving securities. In effecting sales, broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in the resales.

We and the selling stockholder have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. In addition, agents, underwriters and other third parties described above may be entitled to indemnification by us and the selling stockholder against certain civil liabilities, including liabilities under the Securities Act, or to contribution from us and the selling stockholder with respect to payments which the agents, underwriters or third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us or the selling stockholder in the ordinary course of business. We and the selling stockholder may also use underwriters or such other third parties with whom we or such selling stockholder have a material relationship. We and the selling stockholder will describe the nature of any such relationship in the applicable prospectus supplement.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in our common stock. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of our common stock may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Accordingly, any profits realized by a selling stockholder and any compensation earned by any such underwriter, broker-dealer or agent may be deemed to be underwriting commissions, discounts or concessions and may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority. Persons who are “underwriters” under the Securities Act with respect to the securities offered hereby must comply with any applicable prospectus delivery requirements under the Securities Act. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the securities offered hereby to engage in market-making or other activities with respect to the securities.

In order to comply with applicable securities laws of some states or countries, the securities may only be sold in those jurisdictions through registered or licensed brokers or dealers and in compliance with applicable laws and regulations. In addition, in certain states or countries the securities may not be sold unless they have been registered or qualified for sale in the applicable state or country or an exemption from the registration or qualification requirements is available.

Our common stock is listed on the New York Stock Exchange. Underwriters may make a market in our common stock, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the development, maintenance or liquidity of any trading market in our common stock.

Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of our common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the shares of our common stock originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may stabilize, maintain or otherwise affect the market price of the securities offered under this prospectus. As a result, the price of the shares of our common stock may be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on the New York Stock Exchange or another securities exchange or automated quotation system, or in the over-the-counter market or otherwise.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our capital stock. It does not purport to be complete and is qualified in its entirety by reference to our Restated Certificate of Incorporation, as amended (our “Certificate of Incorporation”), our Third Amended and Restated Bylaws (our “Bylaws”) and the Amended and Restated Section 382 Rights Agreement, dated as of August 22, 2023, between the Company and Computershare Trust Company, N.A., as rights agent (as amended on May 2, 2024, the “Rights Agreement”), each of which is incorporated by reference into the registration statement of which this prospectus forms a part. The Delaware General Corporation Law, as amended (the “DGCL”), may also affect the terms of these securities.

Authorized Capital Stock

The Company’s authorized capital stock consists of 150,000,000 shares of common stock, $0.10 par value per share, 250,000 shares of preferred stock, $100 par value per share, and 5,000,000 shares of Class C Preferred Stock, no par value (“Class C Preferred Stock”).

Common Stock

Common Stock Outstanding. As of May 12, 2026, 71,938,845 shares of our common stock were issued and outstanding, excluding 19,229,279 shares held in treasury. All outstanding shares of our common stock are duly authorized, fully paid and nonassessable.

Voting Rights. Each holder of shares of common stock is entitled to one vote for each share, in person or by proxy, at any and all meetings of the stockholders of the Company, on all propositions before such meetings.

Dividends. Subject to preferential dividend rights of any other class or series of stock, the holders of common stock are entitled to receive dividends, including dividends of stock, if, as and when declared by the Board of Directors, subject to any limitations applicable by law and to the rights of the holders, if any, of the Company’s preferred stock.

Liquidation. In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of our common stock will be entitled to share ratably in all assets that remain, subject to any rights that are granted to the holders of any class or series of preferred stock.

Other Rights and Restrictions. Subject to the preferential rights of any other class or series of stock, all shares of our common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights, except for any appraisal rights provided by Delaware law. Furthermore, holders of our common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities. Our Certificate of Incorporation and Bylaws do not restrict the ability of a holder of our common stock to transfer the holder’s shares of our common stock.

The rights, powers, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of our outstanding preferred stock and of any series of preferred stock which we may designate and issue in the future.

Listing. Our common stock is listed on the New York Stock Exchange under the symbol “LXU.”

Transfer Agent and Registrar. The transfer agent for our common stock is Computershare Limited.

Preferred Stock

Under our Certificate of Incorporation we have authority, subject to any limitations prescribed by law and without further stockholder approval, to issue from time to time up to 250,000 shares of preferred stock, and

5,000,000 shares of Class C Preferred Stock. As of May 12, 2026, no shares of our preferred stock or Class C Preferred Stock were issued and outstanding.

The preferred stock and Class C Preferred Stock are issuable in one or more series, each with such designations, preferences, rights, qualifications, limitations and restrictions as our Board of Directors may determine in resolutions providing for their issuance.

The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of us without further action by the stockholders and may adversely affect the voting and other rights of the holders of our common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including loss of voting control to others.

Pursuant to our Certificate of Incorporation we are authorized to issue “blank check” preferred stock, which may be issued from time to time in one or more series upon authorization by our Board of Directors. Our Board of Directors, without further approval of the stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, and any other rights, preferences, privileges and restrictions applicable to each series of the preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, among other things, adversely affect the voting power or rights of the holders of our common stock and, under certain circumstances, make it more difficult for a third party to gain control of us, discourage bids for our common stock at a premium or otherwise adversely affect the market price of the common stock.

Preferred Stock Purchase Rights

The following description of the preferred stock purchase rights (the “Rights”) is not complete and is subject to, and is qualified in its entirety by reference to, the full text and provisions of the Rights Agreement, a copy of which is filed as Exhibits 4.2 and 4.3 to the registration statement of which this prospectus forms a part.

General

Each Right initially entitles the registered holder to purchase from us one one-thousandth of a share of our Series G Class C Preferred Stock, no par value (the “Preferred Shares”), subject to adjustment. The purchase price payable upon exercise of each Right to purchase one one-thousandth of a Preferred Share (the “Purchase Price”) is initially $10.00. The Rights become exercisable only after the Distribution Date (as defined below). After the Distribution Date, the Rights may be exercised (in whole or in part) by surrendering the applicable Right Certificate (or, if the Rights are in book-entry form, complying with the applicable book-entry procedures), together with payment of the Purchase Price for the number of Rights exercised (and any applicable transfer taxes). The Purchase Price and the number of Preferred Shares (or other securities) purchasable upon exercise of a Right are subject to adjustment to reflect certain events affecting the Preferred Shares or our capital structure. These adjustment provisions include, among other things, adjustments in the event of (i) certain dividends, subdivisions, combinations or reclassifications of the Preferred Shares and (ii) certain issuances of rights, options or warrants to holders of Preferred Shares at below-market prices, or certain distributions to holders of Preferred Shares, in each case as provided in the Rights Agreement. In addition, the Rights Agreement provides that, following the occurrence of specified transactions after a Stock Acquisition Date (as defined in the Rights Agreement), holders of Rights (other than those whose Rights have become void under the Rights Agreement) will be entitled, upon exercise of the Rights at the then-applicable Purchase Price, to receive common stock of the acquiring or surviving entity based on a formula set forth in the Rights Agreement.

Distribution Date; Exercisability; Expiration

Initially, the Rights will be attached to all certificates representing outstanding shares of common stock (the “Common Shares”) (or other evidence of book-entry or other uncertificated ownership) and no separate certificates evidencing the Rights (“Right Certificates”) will be issued. Until the Distribution Date, the Rights will be transferred with and only with the Common Shares. As long as the Rights are attached to the Common Shares, the Company will issue one Right with each new Common Share so that all such Common Shares will have Rights attached (subject to certain limited exceptions).

The Rights will separate and begin trading separately from the Common Shares, and Right Certificates will be caused to evidence the Rights, on the earlier to occur of (i) the Close of Business (as such term is defined in the Rights Agreement) on the tenth day following a public announcement, or the public disclosure of facts indicating, that a Person or group of affiliated or associated Persons has acquired Beneficial Ownership of 4.9% or more of the outstanding Common Shares (an “Acquiring Person”) (or, in the event that the Board of Directors determines to effect an exchange in accordance with Section 24 of the Rights Agreement and the Board of Directors determines that a later date is advisable, then such later date) and (ii) the Close of Business on the tenth Business Day (as such term is defined in the Rights Agreement) (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) following the commencement of a tender offer or exchange offer the consummation of which would result in the Beneficial Ownership by a Person or group of 4.9% or more of the outstanding Common Shares (the earlier of such dates, the “Distribution Date”). As soon as practicable after the Distribution Date, unless the Rights are recorded in book-entry or other uncertificated form, the Company will prepare and cause the Right Certificates to be sent to each record holder of Common Shares as of the Distribution Date.

An “Acquiring Person” will not include (i) the Company, (ii) any Subsidiary (as such term is defined in the Rights Agreement) of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, (iv) any entity holding Common Shares for or pursuant to the terms of any such employee benefit plan or (v) any Person who or which, together with all Affiliates and Associates (as such terms are defined in the Rights Agreement) of such Person, as of August 22, 2023, is a Beneficial Owner of 4.9% or more of the Common Shares then outstanding (a “Grandfathered Stockholder”). However, if a Grandfathered Stockholder becomes, after such time, the Beneficial Owner of any additional Common Shares (other than pursuant to the vesting or exercise of any equity awards issued to a member of the Board of Directors or pursuant to additional grants of any such equity awards to a member of the Board of Directors) (regardless of whether, thereafter or as a result thereof, there is an increase, decrease or no change in the percentage of Common Shares then outstanding Beneficially Owned (as such term is defined in the Rights Agreement) by such Grandfathered Stockholder) then such Grandfathered Stockholder shall be deemed to be an Acquiring Person unless, upon such acquisition of Beneficial Ownership of additional Common Shares, such person is not the Beneficial Owner of 4.9% or more of the Common Shares then outstanding. In addition, upon the first decrease of a Grandfathered Stockholder’s Beneficial Ownership below 4.9%, such Grandfathered Stockholder will no longer be deemed to be a Grandfathered Stockholder. In the event that after August 22, 2023, any agreement, arrangement or understanding pursuant to which any Grandfathered Stockholder is deemed to be the Beneficial Owner of Common Shares expires, is settled in whole or in part, terminates or no longer confers any benefit to or imposes any obligation on the Grandfathered Stockholder, any direct or indirect replacement, extension or substitution of such agreement, arrangement or understanding with respect to the same or different Common Shares that confers Beneficial Ownership of Common Shares shall be considered the acquisition of Beneficial Ownership of additional Common Shares by the Grandfathered Stockholder and render such Grandfathered Stockholder an Acquiring Person for purposes of the Rights Agreement unless, upon such acquisition of Beneficial Ownership of additional Common Shares, such person is not the Beneficial Owner of 4.9% or more of the Common Shares then outstanding.

“Beneficial Ownership” is defined in the Rights Agreement to include any securities (i) which a Person or any of such Person’s Affiliates or Associates (a) actually owns (directly or indirectly) or would be deemed to actually or constructively own pursuant to Section 382 of the Code and the Treasury Regulations (as such terms are defined in the Rights Agreement) promulgated thereunder (including any coordinated acquisition of securities by any Persons who have a formal or informal understanding with respect to such acquisition (to the extent that ownership of such securities would be attributed to such Persons under Section 382 of the Code and the Treasury

Regulations promulgated thereunder), (b) beneficially owns, directly or indirectly, within the meaning of Rules 13d-3 or 13d-5 promulgated under the Exchange Act, but only to the extent that ownership of such securities would be attributed to such Persons (or to any “entity” that is a group of one or more such Persons) under Section 382 of the Code and the Treasury Regulations promulgated thereunder, including by application of Section 1.382-2T(k)(1)(i) of the Treasury Regulations or similar presumption or (c) has the right or ability to vote, or the right to acquire, pursuant to any agreement, arrangement or understanding (except under limited circumstances), (ii) which are directly or indirectly Beneficially Owned by any other Person with which a Person has any agreement, arrangement or understanding for the purpose of acquiring, holding or voting such securities, or obtaining, changing or influencing control of the Company, but only if the effect of such agreement, arrangement or understanding is to treat such Persons as an “entity” under Section 1.382-3(a)(1) of the Treasury Regulations or (iii) which are the subject of, or reference securities for, or that underlie, certain derivative positions of any Person or any of such Person’s Affiliates or Associates, in each case only to the extent that ownership of such securities would be attributable to such Persons (or to any “entity” that is a group of one or more such Persons) under Section 382 of the Code and the Treasury Regulations promulgated thereunder; provided, that a Person shall not be deemed to be the Beneficial Owner of, or to Beneficially Own, (x) securities tendered pursuant to a tender or exchange offer made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act until such tendered securities are accepted for purchase or exchange or (y) any shares of the Company’s preferred stock or Class C Preferred Stock (other than the Preferred Shares).

The Rights are not exercisable until the Distribution Date. The Rights will expire on the earliest to occur of (i) the date on which the Board of Directors determines in its sole discretion that (x) the Rights Agreement is no longer necessary for the preservation of material valuable NOLs or Tax Attributes or (y) the NOLs and Tax Attributes have been fully utilized and may no longer be carried forward and (ii) the Close of Business on August 22, 2026 (the “Final Expiration Date”).

Exempt Persons and Transactions

The Board of Directors may, in its sole and absolute discretion, determine that a Person is exempt from the Rights Agreement (an “Exempt Person”), so long as such determination is made prior to such time as such Person becomes an Acquiring Person. Any Person will cease to be an Exempt Person if the Board of Directors makes a contrary determination with respect to such Person regardless of the reason therefor. In addition, the Board of Directors may, in its sole and absolute discretion, exempt any transaction from triggering the Rights Agreement, so long as the determination in respect of such exemption is made prior to such time as any Person becomes an Acquiring Person. Any Person, together with all Affiliates and Associates of such Person, who proposes to acquire 4.9% or more of the outstanding Common Shares may apply to the Board of Directors in advance for an exemption in accordance with and pursuant to the terms of the Rights Agreement.

Flip-in Event

If a Person or group becomes an Acquiring Person at any time after the date of the Rights Agreement (with certain limited exceptions), the Rights will become exercisable for Common Shares having a value equal to two times the exercise price of the Right. From and after the announcement that any Person has become an Acquiring Person, if the Rights evidenced by a Right Certificate are or were acquired or Beneficially Owned by an Acquiring Person or any Associate or Affiliate of an Acquiring Person, such Rights shall become void, and any holder of such Rights shall thereafter have no right to exercise such Rights. If the Board of Directors so elects, the Company may deliver upon payment of the exercise price of a Right an amount of cash, securities or other property equivalent in value to the Common Shares issuable upon exercise of a Right.

Exchange

At any time after any Person becomes an Acquiring Person, the Board of Directors may exchange the Rights (other than Rights owned by any Person which have become void), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment). The Company may issue, transfer or deposit such Common Shares (or other property as permitted under the Rights Agreement) to or into a trust or other entity created upon such terms as the Board of Directors may determine and may direct that all holders of Rights receive such Common Shares or other property only from the trust or other entity. In the event that the Board of Directors determines, before the Distribution Date, to effect an exchange, the Board of Directors may delay the occurrence of the Distribution Date to such time as it deems advisable.

Flip-over Event

If, at any time after a Person becomes an Acquiring Person, (i) the Company consolidates with, or merges with, any other Person (or any Person consolidates with, or merges with, the Company) and, in connection with such consolidation or merger, all or part of the Common Shares are or will be changed into or exchanged for stock or other securities of any other Person or cash or any other property or (ii) 50% or more of the Company’s consolidated assets or Earning Power (as defined in the Rights Agreement) is sold, then proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

Redemption

At any time prior to the earlier to occur of (i) the Close of Business on the tenth day following the Stock Acquisition Date (or, if the tenth day following the Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record Date) and (ii) the Final Expiration Date, the Board of Directors may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Amendment

The terms of the Rights may be amended by the Board of Directors without the consent of the holders of the Rights, except that at any time after the Close of Business on the tenth day following the Stock Acquisition Date (or, if the tenth day following the Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record Date), no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person and its Affiliates and Associates).

Preferred Stock Rights

Each one-thousandth of a Preferred Share will entitle the holder thereof to the same dividends and liquidation rights as if the holder held one Common Share and will be treated the same as a Common Share in the event of a merger, consolidation or other share exchange.

Rights of Holders

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation and Our Bylaws

Some provisions of Delaware law, our Certificate of Incorporation and our Bylaws contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

Section 203 of the DGCL prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the board of directors before the date the interested stockholder attained that status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

An interested stockholder is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. The term “business combination” is broadly defined to include a broad array of transactions, including mergers, consolidations, sales or other dispositions of assets having a total value in excess of 10% of the consolidated assets of the corporation or all of the outstanding stock of the corporation, and some other transactions that would increase the interested stockholder’s proportionate share ownership in the corporation.

Our Certificate of Incorporation and Our Bylaws

Provisions of our Certificate of Incorporation and our Bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

Among other things, our Certificate of Incorporation and Bylaws:

•

provide for the division of the Board of Directors into three classes, each class consisting as nearly as possible of one-third of the whole. The term of office of one class of directors expires each year; with each class of directors elected for a term of three years and until the stockholders elect their qualified successors;

•

provide that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, be filled by a majority of directors then in office, even if less than a quorum, or by the sole remaining director;

•

provide that (a) the affirmative vote of not less than two-thirds of the outstanding voting stock, voting as a single class, is required to amend the provisions of our Certificate of Incorporation governing our classified Board of Directors, the supermajority vote requirement for mergers and bylaw amendments, or to adopt any provision inconsistent therewith, (b) our Bylaws may be amended by a vote of a majority of the directors then in office or by a vote of the holders of two-thirds of the outstanding voting stock entitled to vote for the election of directors, and (c) certain provisions of our Bylaws (relating to director terms, vacancies and bylaw amendments) may be amended only by a vote of two-thirds of the entire Board of Directors or by a vote of two-thirds of the outstanding voting stock entitled to vote for the election of directors;

•

provide that special meetings of our stockholders may be called only by our chairman, by a majority of the directors then in office, or by our chairman upon receipt of a written request to do so signed by holders of record of two-thirds of the shares of stock that would be entitled to be voted on such matter or matters if the meeting was held on the day such request is received and the record date for such meeting was the close of business on the preceding day;

•

provide that, unless we consent in writing to the selection of an alternative forum, (i) the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (a) any derivative claim brought in the right of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, or other employees or stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or the Bylaws, (d) any action to interpret, apply, enforce or determine the validity of the Bylaws, (e) any action asserting a claim governed by the internal affairs doctrine, or (f) any other claim, not subject to exclusive federal jurisdiction, brought in any action asserting one or more of the claims specified in clauses (a) through (e); provided, that the foregoing will not apply to claims brought to enforce any liability or duty created by the Exchange Act, and (ii) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act;

•

provide that the affirmative vote of the holders of not less than two-thirds of the outstanding voting stock of the Company voting as a single class shall be required for the approval or authorization of any (i) merger or consolidation of the Company with or into any other corporation, or (ii) sale, lease or exchange of all or substantially all of the assets of the Company to or with any other corporation, person or entity; provided, that such two-thirds voting requirement shall not be applicable if (a) the Company is merged with a corporation in which at least two-thirds of the outstanding shares of each class of stock of such corporation is owned by the Company, or (b) if a transaction described in clauses (i) or (ii) above has been approved by a vote of at least a majority of the members of the Board of Directors. If such two-thirds voting requirement of the outstanding voting stock of the Company shall not be applicable under the provisions of clauses (a) or (b) above, then in such event transactions specified in (i) or (ii) above shall require only such affirmative vote as is required by law, regulation or any other provision of our Certificate of Incorporation; and

•	provide that our Bylaws can be amended by our Board of Directors.

Limitations of Liability and Indemnification Matters

Our Certificate of Incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•	for any breach of their duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

Our Bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our Bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into indemnification agreements with each of our directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in the Certificate of Incorporation and the indemnification agreements facilitates our ability to continue to attract and retain qualified individuals to serve as directors and officers.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC.

You may also access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, through the Investor Relations section of our website, which is located at www.lsbindustries.com. Information contained on or accessible through our website is not a part of this prospectus or any prospectus supplement, and the inclusion of our website address in this prospectus is an inactive textual reference only.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Documents by Reference” are also available on our website, www.lsbindustries.com.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We specifically are incorporating by reference the following documents filed with the SEC (excluding those portions of any Current Report on Form 8-K that are furnished and not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026;

•

the information specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December  31, 2025 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 10, 2026;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on April 30, 2026;

•	our Current Reports on Form 8-K filed with the SEC on January 21, 2026, February 10, 2026, March 9, 2026, April 3, 2026, April 7, 2026 and April 27, 2026; and

•

the description of our common stock contained in Exhibit 4.17 to our Annual Report on Form 10-K, filed with the SEC on February 24, 2022, including any amendments or reports that we may file in the future for the purpose of updating the description of our common stock.

An update to the description of our common stock is contained in Exhibit 4.4 to the Registration Statement on Form S-3ASR filed with SEC on May 14, 2026. All reports and definitive proxy or information statements subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, but excluding information furnished to, rather than filed with, the SEC, (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement and (ii) on and after the date of this prospectus but prior to the termination or completion of the offering of shares of common stock under this prospectus shall be deemed to be incorporated by reference herein and to be a part hereof from the date such documents are filed.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of the registration statement of which this prospectus forms a part to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the registration statement of which this prospectus forms a part, except as so modified or superseded.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at LSB Industries, Inc., 3503 NW 63rd Street, Suite 500, Oklahoma City, Oklahoma 73116, Attention: Office of the Secretary.

You may also access the documents incorporated by reference in this prospectus through our website at www.lsbindustries.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the securities offered by this prospectus will be passed upon for us by Haynes and Boone, LLP, Dallas, Texas. Additional legal matters may be passed upon for any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of LSB Industries, Inc. incorporated by reference in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2025, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2025 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LSB Industries, Inc.

10,374,334 Shares of Common Stock

PROSPECTUS

   , 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities registered hereby, other than underwriting discounts and commissions, if any, incurred in connection with the sale of the offered securities. The expenses relating to the registration of the securities will be borne by us.

Amount to be Paid
SEC registration fee	$19,743
Printing fees and expenses	10,000
Accounting fees and expenses	10,000
Legal fees and expenses	35,000
Miscellaneous	1,000
Total	$75,743

Item 15. Indemnification of Directors and Officers.

The Company is incorporated under the DGCL. Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Any indemnification under subsections (a) and (b) of Section 145 of the DGCL (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145.

Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

The Certificate of Incorporation also contains indemnification rights for the directors and officers. Specifically, the Certificate of Incorporation provides for the indemnity of the officers and directors to the fullest extent authorized by the DGCL.

In addition, the DGCL permits the Company and its subsidiaries to purchase and maintain insurance on behalf of any person who is a director or officer for acts committed in their capacities as such directors or officers. The Company currently maintains such liability insurance.

The general effect of the foregoing is to provide indemnification to officers and directors for liabilities that may arise by reason of their status as officers or directors, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of corporate assets or transactions from which the officer or director derived an improper personal benefit.

Item 16. Exhibits.

The following exhibits are filed with this registration statement.

Exhibit No.	Description

3(i).1	Restated Certificate of Incorporation of LSB Industries, Inc., dated January 21, 1977, as amended August 27, 1987 (incorporated by reference to Exhibit 3(i).1 to the Company’s Annual Report on Form 10-K filed on February 28, 2013).

3(i).2	Certificate of Amendment to the Restated Certificate of Incorporation of LSB Industries, Inc., dated September 23, 2021 (incorporated by reference to Exhibit 3(i).2 to the Company’s Registration Statement on Form S-3 filed on November 16, 2021).

Exhibit No.	Description

3(i).3	Certificate of Designations of Series G Class C Preferred Stock of LSB Industries, Inc., as filed with the Secretary of State of the State of Delaware on July 6, 2020 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 6, 2020).

3(ii).1	Third Amended and Restated Bylaws of LSB Industries, Inc. (incorporated by reference to Exhibit 3(ii).1 to the Company’s Quarterly Report on Form 10-Q filed on April 30, 2026).

4.1	Specimen Certificate for the Company’s Common Stock (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-3 ASR filed on November 16, 2012).

4.2	Amended and Restated Section 382 Rights Agreement, dated as of August 22, 2023, between LSB Industries, Inc. and Computershare Trust Company, N.A., as rights agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 25, 2023).

4.3	First Amendment to Amended and Restated Section 382 Rights Agreement, dated as of May 2, 2024, by and between LSB Industries, Inc. and Computershare Trust Company, N.A., as rights agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 3, 2024).

5.1*	Opinion of Haynes and Boone, LLP.

10.1	Registration Rights Agreement by and between LSB Industries, Inc. and LSB Funding LLC, dated as of December 4, 2015 (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on December 8, 2015).

10.2	Board Representation and Standstill Agreement by and among LSB Industries, Inc., LSB Funding LLC, Security Benefit Corporation, Todd Boehly and the Golsen Holders (as defined therein), dated as of December 4, 2015 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on December 8, 2015).

10.3	Amendment to the Board Representation and Standstill Agreement, dated October 26, 2017, by and among LSB Industries, Inc., LSB Funding LLC, Security Benefit Corporation, Todd Boehly, Jack E. Golsen, Barry H. Golsen, Linda Golsen Rappaport, Golsen Family LLC, SBL LLC and Golsen Petroleum Corp. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 26, 2017).

10.4	Amendment to Board Representation and Standstill Agreement, dated as of October 18, 2018, by and among LSB Industries, Inc., LSB Funding LLC, Security Benefit Corporation, Todd Boehly and the Golsen Holders (as defined therein) (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on October 19, 2018).

10.5	Amendment and Waiver to Board Representation and Standstill Agreement, dated as of September 27, 2021, by and among the Company, the Holder and the other parties thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 27, 2021).

10.6	Securities Exchange Agreement, dated July 19, 2021, by and between LSB Industries, Inc. and LSB Funding LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 19, 2021).

10.7	Board Representation Letter Agreement, dated as of August 10, 2022, by and among the Company, LSB Funding LLC, SBT Investors LLC and the other parties thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 15, 2022).

10.8	Joinder Agreement to Board Representation and Standstill Agreement, dated November 14, 2023, by and between LSB Industries, Inc. and TLB-LSB, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Annual Report on Form 10-K filed on March 6, 2024).

Exhibit No.	Description

10.9	Rights Letter Agreement, dated as of August 10, 2022, by and among the Company, LSB Funding LLC and SBT Investors LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 15, 2022).

10.10	Rights Letter Agreement, dated as of November 14, 2023, by and among the Company, LSB Funding LLC, SBT Investors LLC and TLB-LSB, LLC (incorporated by reference to Exhibit 10.40 to the Company’s Annual Report on Form 10-K filed on February 27, 2025).

23.1*	Consent of Ernst & Young, LLP.

23.2*	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (contained in the signature page to this registration statement).

107*	Filing Fee Table.

*	Filed herewith.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, LSB Industries, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on May 14, 2026.

LSB INDUSTRIES, INC.

By:	/s/ Mark T. Behrman
Name:	Mark T. Behrman
Title:	President, Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark T. Behrman or Michael J. Foster, each with full power to act alone and without the other, his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement on Form S-3, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark T. Behrman Mark T. Behrman	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	May 14, 2026

/s/ Cheryl A. Maguire Cheryl A. Maguire	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 14, 2026

/s/ Jonathan Z. Ackerman Jonathan Z. Ackerman	Director	May 14, 2026

/s/ Riccardo Bertocco Riccardo Bertocco	Director	May 14, 2026

/s/ Jonathan S. Bobb Jonathan S. Bobb	Director	May 14, 2026

/s/ John D. Chandler John D. Chandler	Director	May 14, 2026

/s/ Barry H. Golsen Barry H. Golsen	Director	May 14, 2026

/s/ Kanna Kitamura Kanna Kitamura	Director	May 14, 2026

/s/ Diana M. Peninger Diana M. Peninger	Director	May 14, 2026

/s/ Lynn F. White Lynn F. White	Director	May 14, 2026